                                                                   Exhibit 10.20



                       GRAND TRI-STATE CORPORATE CENTRE



                            OFFICE LEASE AGREEMENT





                            1325 TRI-STATE PARKWAY

                               GURNEE, ILLINOIS



                       AFFILIATED RESEARCH CENTERS, INC.

                                   Suite 300

                                TABLE OF CONTENTS

PARAGRAPH                                                           PAGE
1.       Basic Lease Provisions.....................................   1

2.       Leasing Agreement..........................................   1

3.       Possession, Use and Enjoyment..............................   2

4.       Condition of Premises......................................   2

5.       Base Rent..................................................   5

6.       Rent Adjustment............................................   5

6A.      Security Deposit...........................................   9

7.       Alterations................................................   9

8.       Assignment and Subletting..................................   9

9.       Indemnity..................................................  10

10.      Landlord's Remedies........................................  11

11.      Surrender of Premises......................................  13

12.      Holding Over...............................................  14

13.      Rules and Regulations......................................  14

14.      Damage or Destruction by Casualty..........................  14

15A.     Tenant's Insurance.........................................  15

15B      Landlord's Insurance

16.      Estoppel Certificate.......................................  16

17.      Mortgage By Landlord.......................................  16

18.      Notices....................................................  16

19.      Miscellaneous..............................................  17

Exhibit A - Floor Plan

Exhibit B - Work Agreement

Exhibit C -  Working Drawings

Exhibit D - Rules and Regulations

Exhibit E - Unearned Commissions Formula

                                  OFFICE LEASE

1.      BASIC LEASE PROVISIONS
        ----------------------

 A.   Building Address:                        1325 Tri-State Parkway
                                               Gurnee, Illinois

 B.   Landlord & Address:                      T.R.L.P., an Illinois Joint Venture
                                               P.O. Box L
                                               Libertyville, IL 60048

 C.   Tenant & Current Address:                Affiliates Research Centers, Inc. (ARC)
                                               1375 Tri-State Parkway #210
                                               Gurnee, IL 60031

 D.   Date of Lease:                           As of April 10, 1997

 E.   Lease Term:                              Seven (7) Years (84 months)

 F.   Commencement Date of Term:               October 1, 1997 or sooner upon completion

 G.   Expiration Date of Term:                 September 30, 2004

 H.   Annual Base Rent:                        10/1/97-12/31/98:  $354,355.70/Yr.; $23,622.38/Mo
                                               1/1/99-12/31/99:  $293,421.81/Yr.; $24,451.82/Mo
                                               1/1/00-12/31/00:  $303,773.19/Yr.; $25,314.43/Mo
                                               1/1/01-12/31/01:  $314,522.70/Yr.; $26,210.23/Mo
                                               1/1/02-12/31/02:  $325,670.34/Yr.; $27,139.20/Mo
                                               1/1/03-12/31/03:  $337,216.11/Yr.; $28,101.34/Mo
                                               1/1/04-09/30/04:  $261,871.01/Yr.; $29,096.67/Mo

 I.   Rentable Area of Premises:               39,813 sq. ft. or final space plan design

 J.   Rentable Area of Building:               39,813 square feet

 K.   Tenant's Proportionate Share:            100.00%

 L.   Security Deposit:                        An Amount Equal to One month's Rent which is $23,622.38

 M.   Suite No. of Premises:                   300

 N.   Broker:                                  Tri-State Realty, Inc.

 O.   Tax and Expense Pass Thru:               Approx. $2.85/SF (Estimated $1.00/SF for Taxes plus
                                               $1.85/SF fixed rate for operating expenses)

     2. LEASING AGREEMENT. Landlord leases to Tenant and Tenant leases from Landlord the premises (the "Premises") shown on Exhibit A in the building (the "Building") located at 1325 Tri-State Parkway, Gurnee, Illinois 60031. The term of this Lease ("the "Term") shall commence on the date (the "Commencement Date") which is the earlier to occur of the date stated in Paragraph 1F, or the date Tenant first occupies all or part of the Premises. The term shall expire on the date (the "Expiration Date") stated in Paragraph 1G, unless terminated earlier as otherwise provided in this lease. The Commencement Date and the Expiration Date may be extended in accordance with Paragraph 5 of Exhibit B.

     3.   POSSESSION, USE AND ENJOYMENT
          -----------------------------

     A.   POSSESSION AND USE OF PREMISES. Tenant shall be entitled to possession
          ------------------------------
of the Premises when the "Work (as defined in Exhibit B) is "substantially completed" (as defined in Exhibit B), subject to early access to the Premises by Tenant as provided under Paragraph 6 of Exhibit B. Tenant shall occupy and use the Premises for general business purposes, including medical research services and related activities and for no other use. Tenant shall not occupy or use the Premises or permit the use or occupancy of the Premises for any purpose or in any manner which:

     1. is in violation of any applicable statute, law ordinance or governmental requirement or rule;

     2.   may be dangerous to persons or property;

     3. may invalidate or increase the amount of premiums for any policy of insurance affecting the Building and if any additional amounts of insurance premiums are so incurred, Tenant shall pay to Landlord the additional amounts on demand provided, however, that in order for tenant to be so liable, Landlord must prove that the increase in premium was directly related to tenant's use of the building and even if Landlord can provide such relationship, Tenant shall only be liable for its prorata share of the increase; or

     4. may create a nuisance, disturb any other tenant of the Building or the occupants or neighboring property or injure the reputation of the building.

     B.   QUIET ENJOYMENT. Provided that Tenant is not in default under this
          ---------------
Lease, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises, subject to the terms of this Lease.

     4.   CONDITION OF PREMISES.
          ---------------------

     A. In the event Tenant has not provided written notice to Landlord of any obvious defects within sixty (60) days after Tenant takes possession of the Premises, Tenant shall be deemed to have waived claims relative to obvious defects. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building, and no representation regarding the condition of the Premises or the Building has been made by or on behalf of Landlord to Tenant, except as stated in this Lease. Tenant, at its expense, shall keep the Premises (including all supplemental or special air condition or ventilating systems and equipment) in good repair and operating condition and shall promptly repair all damage to the Premises and said systems and equipment caused by Tenant, or any of its employees, agents or invitees. (Tenant shall not be required to replace capital items which fail.)

     B. Except for any damage resulting from the negligence or willful misconduct of Landlord or its employees, agents and invitees, and subject to the provisions of Section 15 hereof, Tenant shall at its own expense keep the Premises and all mechanical installations (including HVAC systems), equipment and appurtenances used in connection therewith in good repair and tenantable condition and shall promptly and adequately repair all damage thereto including replacing or repairing all damaged or broken glass, fixtures and appurtenances resulting from any such damage, under the supervision and with the approval of Landlord and within any reasonable period of time specified by Landlord. If Tenant does not do so promptly and adequately, Landlord may, but need not, make such repairs and replacements and the cost so incurred by Landlord shall be deemed Additional Rent under this Lease and shall be payable by Tenant upon the earlier to occur of (i) Landlord's written demand therefor and (ii) the next due installment of Rent under this Lease.

     C. Tenant, at its sole cost and expenses shall comply and shall cause the Premises and all mechanical installations (including HVAC systems) equipment and appurtenances used in connection therewith to comply with (1) all federal, state, regional, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances affecting any part of the Premises, or the use thereof, whether or not any such statutes, laws, rules, orders, regulations or ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same, and (2) all rules orders and regulations of the National Board of Fire Underwriters, Landlord's casualty insurer(s) and other applicable insurance rating organizations or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises. Landlord warrants that upon occupancy by Tenant all such compliances listed in this Paragraph 4C have or will have been met for the Premises to the extent possible.

     D. Subject to reimbursement as Expenses pursuant to Paragraph 6 of the Lease, Landlord shall furnish the following services for the common areas: (1) Cooled and heated air in season to provide a temperature condition required, in Landlord's judgment, for comfortable occupancy of the Premises under normal business operations, Monday through Friday from 8:00 A.M. to 6:00 P.M., and Saturdays from 8:00 A.M. to 1:00 PM, (Sundays and holidays excepted); (2) cold water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord, or by Tenant with Landlord's written consent, and hot water for lavatory purposes drawn from regular Building supply at the prevailing temperatures; (3) customary janitor service (floors, wastebaskets and ashtrays only) in and about the Premises, Saturdays, Sundays and holidays excepted. Window washing shall be furnished at Landlord's discretion; carpeted areas vacuum cleaned only; and (4) Landlord shall repair and maintain all structural elements of the Building, the Building's standard mechanical, electrical and plumbing systems, HVAC systems serving the common areas, rest rooms and common utilities and keep clean and presentable the common areas.

     E. (1) Use of electricity by Tenant is separately metered. (2) Tenant's use of electricity shall not exceed the capacity of any electrical conductors and equipment serving the Premises.

Tenant shall not make, perform or permit any alterations to wiring or other electrical facilities in or serving the Premises without the prior consent of Landlord. If Landlord grants such consent, all additional wiring or other equipment required therefor shall be installed by Landlord and the cost thereof shall be promptly paid to Landlord by Tenant upon Landlord's written demand. Landlord shall not be liable to Tenant for any failure or defect in the supply or character of electricity, (c) Tenant shall make arrangements directly with the telephone company servicing the Building for such telephone service in the Premises desired by Tenant and the cost of all such telephone service (including the cost of installing all wires and cables) shall be paid for by Tenant If Tenant desires telegraphic, burglar alarm, computer installations or signal service, Landlord shall upon request of Tenant direct where and how all connections for such service shall be introduced and run. In the absence of such directions, Tenant shall make no borings, cutting or installation of wires or cables in or about the Premises. The cost of all such installations and service shall be paid for Tenant.

     F. Tenant agrees (1) that Landlord shall not be liable for damages for failure to furnish or delay in furnishing any service stated in Paragraph 4(D) if such failure or delay is caused, in whole or in part, by any one or more of the events stated in Paragraph 19(I) of the Lease and (2) that no such failure or delay shall be considered to be an eviction or disturbance of Tenant's use of the Premises, or relieve Tenant from its obligation to pay all Rent (as defined in Paragraph 6F of the Lease) when due or from any other obligations of Tenant under this Lease.

     G. Landlord shall have the following rights exercisable without notice (except as expressly provided to the contrary) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent: (1) To change the name or street address of the Building; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) to display the Premises to prospective tenants at reasonable hours during the last 6 months of the Term; (5) to change the arrangement of entrances, doors, corridors, elevators and stairs in the Building, provided that no such change shall materially adversely effect access to the Premises; (6) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted under this Lease; (7) to prohibit the placing of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees; (8) to have access for Landlord and other tenants of the Building to any mailchutes and boxes located in or on the Premises according to the rules of the United States Post Office and to discontinue any mailchute service in the Building, (9) to close the Building between the hours of 8:00 p.m. and 6:00 a.m., except that Tenant and its employees and invitees shall be entitled to admission at all times under such reasonable regulations as Landlord prescribes for security purposes; (10) To take any and all reasonable measures, including inspections and repairs to the Premises or to the Building, as may be necessary or desirable in the operation or protection of the Building; (11) To retain at all times master keys or pass keys to the Premises; (11) To install, operate and maintain security systems which monitor, by closed circuit television or otherwise, all persons entering and leaving the Building; (12) To install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Building; (13) To make alterations, improvements, repairs and replacements to the Building or any systems, equipment or machinery located in, on or under the Building; and (14) To sell, assign or transfer this Lease upon the condition that in such event this Lease shall remain in full force and effect, subject to the performance by Tenant of all the terms, covenants and conditions on its part to be kept, observed and performed. Upon any such sale, assignment or transfer, other than merely as security, Tenant agrees to look solely to the assignee or transferee with respect to all matters in connection with the Lease and Landlord shall be released from any further obligations hereunder as of the date of such transfer.

     H. Landlord shall finish to Tenant a reasonable number of keys to permit access to the front door of the Building and to the front door of the Premises. No duplication of such keys shall be made except by Landlord. If Landlord shall replace or rekey any door lock due to a key loss by Tenant, Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, damages, costs and expenses threatened, suffered or incurred by Landlord, its officers, agents and employees, as a direct or indirect result of such key loss, including the cost and expense of rekeying or replacing such lock and of issuing new keys therefor.

     5.   BASE RENT. Tenant shall pay to Landlord base rent ("Base Rent") during
          ---------
the term at the annual rate stated in Paragraph 1H. Base Rent shall be payable in equal monthly installments in advance on the first day of each calendar month during the Term. Base Rent shall increase 3.5% on January 1, 1999 and annually thereafter according to the Annual Base Rent Schedule as stated in Paragraph 1H.

     6.   RENT ADJUSTMENT.
          ---------------

     A.   Definitions.  As used in this Lease,
          -----------

     1. "Expenses" shall mean all expenses, costs, fees and disbursements paid or incurred by or on behalf of Landlord specifically relating to the ownership, management, operation, maintenance and repair of the building located at 1325 Tri-State Parkway, Gurnee, Illinois, the land upon which the Building is situated (the "Land") and the personal property and equipment used in connection with the Building or the Land. Said expenses shall be reasonable and customary expenses normally incurred with like properties and shall not include home office expenses, owners' salaries or other expenses not specific to the 1325 Tri-State Parkway building. Expenses shall not include any costs of alterations of the premises of tenants of the Building, interest and principal payments on mortgages, ground rental payments, real estate brokerage and leasing commissions, and real estate taxes. Management fees shall not exceed 3% of gross receipts collected.

     2. "Taxes" shall main real estate taxes, sewer rents and charges, which Landlord shall become obligated to pay in connection with the Building or the land, or both. The Building and the Land are jointly called the "Real Property". Taxes for any calendar year shall be Taxes which are due for payment or paid in such year rather than Taxes which are assessed or become a lien during such year.

     3. Tenant's Proportionate Share" shall mean the percentage stated in Paragraph 1K. Tenant's Proportionate Share is determined by dividing the rentable area of the Premises (which the parties mutually agree contains the area stated in Paragraph 1I by the rentable area of the Building (which the parties mutually agree contains the area stated in Paragraph 1J which total shall not exceed 100% of the rentable area), i.e. 39,813/39,813 = 1.00 or 100%.

     4. "Additional Rent" shall mean an amount for each calendar year occurring entirely or partially within the Term, which shall be adjusted as follows:" The amount referred to in Paragraph 10 shall be increased or decreased so that the Additional Rent calculated on a monthly bases equals Tenant's Proportionate Share of taxes and a fixed amount ($1.85 per square foot) for Expenses. By way of example, should the Taxes total $15,000, the Tenants Proportionate Share shall be 100% thereof or $15,000 (taxes) plus $73,654.05 (expenses) = $88,654.05.
          This amount, $70,500 which by way of this example, is $7,387.84 per month, would in such case be the "Additional Rent".

     5. "Additional Tenant Improvement Rent" shall mean an amount for each month occurring entirely or partially within the Term, which shall be calculated as follows: The Additional Tenant Improvement Rent shall commence upon completion of tenant improvements as stated in Exhibit C attached hereto and shall equal the total of tenant improvement construction costs amortized at a rate of 9.5% over the remaining Lease Term. By way of example, should tenant improvements be completed on October 1, 1997, and the total tenant improvement construction costs = $700,000.00, this amount ($700,000.00) amortized at a rate of 9.5% over the remainder of the Lease Term (84 months) = $11,440.79/mo. This amount, $11,440.79/mo. or $137,289.48/yr. would in such case be the "Additional Tenant Improvement Rent" Such Additional Tenant Improvement Rent shall increase 3.5% annually on January 1, 1999 and increase 3.5% annually thereafter.

     B.   Payment of Rent. Tenant shall pay Additional Rent, Additional Tenant
          ---------------
Improvement Rent, and Base Rent to Landlord in the following manner:

     1)   Additional Rent. Tenant shall pay to Landlord for each calendar year
          ---------------
occurring entirely or partially within the Term payments ("Progress Payments") on account of the Additional Rent for such calendar year as follows. Landlord shall finish to Tenant prior to such calendar year and from time to time during such calendar year a written notice (a "Projection Notice") setting forth (i) Landlord's reasonable estimate of Taxes and Expenses for such calendar year and a detailed basis for such projections, (ii) the Additional Rent for such calendar year based upon such estimate, and (iii) the monthly Progress Payments to be made by Tenant for such year based upon such projected Additional Rent. Until Landlord furnishes a Projection Notice for such calendar year, Tenant shall pay to Landlord Progress Payments (at the time of and together with each monthly installment of Base Rent) equal to the latest monthly installment of Progress Payments for the prior calendar year. On or before the first day of the month immediately following receipt of a Projection Notice, and on or before the first day of each following month until Tenant receives a new Projection Notice, Tenant shall pay to Landlord the monthly installment of Progress Payments shown in the most recent Projection Notice. Within fifteen (15) days following service of a Projection Notice, Tenant shall also pay to Landlord a lump sum payment equal to the Progress Payments owing by Tenant to Landlord (as shown in the Projection Notice) for the period commencing on the first day of such calendar year and expiring on the last day of the month in which a new Projection Notice is served, less all Progress Payments previously paid by Tenant to Landlord for such calendar year.

        2)     Base Rent.  Tenant shall pay Base Rent as shown below:
               ---------

         1. For the Period October 1, 1997 through December 31, 1998 - $7.12/sq.ft. net. Rent is $354,335.70 payable in 15 equal monthly
                ----                                            --
               installments of $23,622.38.

         2. For the Period January 1, 1999 through December 31, 1999 - $7.37/sq.ft. net. Rent is $293,421.81 payable in 12 equal monthly
                ----                                            --
               installments of $24,452.82.

         3. For the Period January 1, 2000 through December 31, 2000 - $7.63/sq.ft. net. Rent is $303,773.19 payable in 12 equal monthly
                ----                                            --
               installments of $25,314.43.

         4. For the Period January 1, 2001 through December 31, 2001 - $7.90/sq.ft. net. Rent is $314,522.70 payable in 12 equal monthly
                ----                                            --
               installments of $26,210.23.

         5. For the Period January 1, 2002 through December 31, 2002 - $8.18/sq.ft. net. Rent is $325,670.34 payable in 12 equal monthly
                ----                                            --
               installments of $27,139.20.

         6. For the Period January 1, 2003 through December 31, 2003 - $8.47/sq.ft. net. Rent is $337,216.11 payable in 12 equal monthly
                ----                                            --
               installments of $28,101.34.

         7. For the Period January 1, 2004 through September 30, 2004 - $8.77/sq.ft. net. Rent is $261,870.01 payable in 9 equal monthly
                ----                                            -
               installments of $29,096.67.

        3)     Additional Tenant Improvement Rent. Additional Tenant Improvement
               ----------------------------------
Rent amounts shall be defined in a future Rider to this Lease and shall commence upon completion of tenant improvement construction. Tenant shall pay each installment of Additional Tenant Improvement Rent in installments together with Base Rent then due.

        4)     Provided Tenant is not in default, Tenant shall have two (2) five
(5) year terms to renew the Lease provided Tenant gives Landlord a six-month written notice to the expiration of the primary Lease Term and first option Term pursuant to Paragraph 21. The Base Rent and Additional Tenant Improvement Rent for each Lease year for the option terms will increase at 4% per year or the percentage increase in the Consumer Price Index (CPI) for the Chicago Region from October 1997 to June, 2004 and October, 2004 to June, 2009, respectively for each option Term; whichever is greater. The "Consumer Price Index" shall be defined as the regional index published in the Chicago Tribune newspaper - Business Section.

        C.     Readjustments. After the end of each calendar year and after
               -------------
Landlord shall have determined the actual amounts of Taxes and Expenses to be used in determining the Additional Rent for such calendar year or such portion thereof, Landlord shall furnish Tenant a statement ("Landlord's Statement") of Taxes and Expenses and the Additional Rent owed for such calendar year or portion thereof and, if such Additional Rent exceeds the Progress Payments paid by Tenant to Landlord for such calendar year, then Tenant shall pay to Landlord within thirty (30) days after the date of Landlord's Statement, an amount equal to such excess. If the Progress Payments paid by Tenant to Landlord for such calendar year exceed the sum of the Additional Rent owed for such calendar year, then Landlord shall credit such excess to Rent payable after the date of Landlord's Statement until such excess is exhausted. If this Lease shall expire or terminate prior to full application of such excess, Landlord shall pay to Tenant the unapplied balance that is not reasonably required for payment of Rent Adjustment for the calendar year in which the Lease expires or terminates less such amounts payable to Landlord as a result of any Tenant defaults. No interest or penalties shall accrue on any amounts winch Landlord is obligated to credit or pay to Tenant by reason of this Paragraph 6C.

          D.   Survival. The obligations of Tenant to pay Rent Adjustment and to
               --------
receive refunds of excess amounts paid provided for in this Paragraph 6 shall survive the expiration or termination of this Lease. Tenant shall pay any Additional Rent owing to Landlord within fifteen (15) days after the date of Landlord's Statement for the calendar year in which this Lease expires or terminates. Provided, however, Tenant's rent adjustment shall equal an amount for the total year prorated by the number of months during that year that tenant actually occupied the premises.

          E.   No Decrease in Base Rent. In no event shall the determination of
               ------------------------
any Rent Adjustment owing under this Paragraph 6 result in a decrease in the Base Rent.

          F.   Payment of Rent. All charges, costs and sums required to be paid
               ---------------
by Tenant under this Lease in addition to Base Rent, Additional Rent, and Additional Tenant Improvement Rent shall be considered rent. Base Rent and additional rent are collectively called "Rent". Rent shall be payable without demand, notice, offset or deduction, except as otherwise specifically stated in this Lease. All Rent due under this Lease shall be paid by checks payable to the order of Landlord, which checks shall be mailed or delivered to Landlord at the location stated in Paragraph lB, or in such other manner or at such other place as Landlord may from time to time designate to Tenant. Base Rent and Additional Rent will be prorated for partial months or years within the Term. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.

          G.   Books and Records. Landlord shall maintain books and records of
               -----------------
Expenses and Taxes in accordance with sound accounting and managing practice. Provided that all Base Rent (including Additional Rent) has been paid in full, except for amounts which are the subject of a bona fide dispute, the books and records shall be available to Tenant for inspection upon prior reasonable notice at the Premises or a location within a ten (10) mile radius thereof.

          6A   SECURITY DEPOSIT. As security for the performance of its
               ----------------
obligations under this Lease, Tenant shall pay to Landlord when Tenant signs this Lease, a security deposit (the "Security Deposit') in the amount stated in Paragraph 1L. The Security Deposit may be applied by Landlord to cure any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by promptly paying to Landlord the amount so applied. Landlord shall not pay any interest on the Security Deposit. Within thirty (30) days after the Expiration Date, Landlord shall return to Tenant the balance, if any, of the Security Deposit. The Security Deposit shall not be considered an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense to any action which Landlord may at any time commence against Tenant.

     7.   ALTERATIONS.
          -----------

     A.   Approvals. Without Landlord's prior written consent, which consent
          ---------
shall not be unreasonably withheld, Tenant shall not make or cause to be made any alterations, improvements, additions, changes or repairs (an "alteration", collectively) in or to the Premises or the Building. Tenant shall pay the entire cost of any alteration, and if required by Landlord, shall deposit with Landlord prior to commencement of such alteration, funds or other security acceptable to Landlord covering the full cost of such alteration. If such alteration can be removed without significant damage to the premises, tenant may remove such alteration. Provided, however, tenant shall restore the premises to their original condition following the removal of said alteration. Minor alterations not exceeding $10,000.00 in cost and not involving structural changes may be made without prior written consent or deposit provided that Tenant gives Landlord prior written notice.

     B.   Compliance with Laws. Each alteration shall be performed in a good and
          --------------------
workmanlike manner using new, first-class quality materials; in full compliance with all applicable laws, ordinances and governmental regulations, rules and requirements; and in full compliance with all insurance rules, orders, directions, regulations and requirements.

     C.   No Liens. Before any alteration is commenced, Tenant shall give
          --------
Landlord at least fifteen (15) days' prior written notice of same. Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any lien to be filed against the Building or the Land, or any part thereof arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. Tenant agrees to indemnify, hold harmless and defend Landlord, its officers and employees, from any liability, loss, cost, damage or expense (including attorneys' fees) arising out of any such lien claim or out of any other claim relating to work done or materials supplied to the Premises at Tenant's request or on Tenant's behalf.

     8.   ASSIGNMENT AND SUBLETTING.
          -------------------------

     A.   Consent. Tenant shall not, without the prior written consent of
          -------
Landlord, which consent shall not be unreasonably withheld:

     1) assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the interest of Tenant in this Lease, in whole or in part, by operation of law or otherwise;

     2) sublet all or any part of the Premises (for which the Landlord's consent will not unreasonably be withheld); or

     3) permit the use or occupancy of all or any part of the Premises for any purpose not permitted under Paragraph 3, or by anyone other than Tenant, Tenant's employees, Tenant's subsidiaries or affiliates.

For purposes of this Paragraph 8A an "assignment" shall be considered to include a change that would negatively affect the net worth of Tenant if Tenant is a corporation whose stock is not traded publicly.

     B.   No Waiver.  No permitted assignment or sublease shall operate as a
          ---------
waiver by Landlord of, or a release or discharge Tenant from, any liability under this Lease, whether past, present or future (including liability arising during any renewal term of this Lease or with respect to any expansion space included in the Premises), or be considered to be a consent to or relieve Tenant from obtaining Landlord's consent to any subsequent assignment or sublease.

     C.   Bankruptcy. Without limiting any of the provisions of this Paragraph
          ----------
8, if pursuant to the Federal Bankruptcy Code Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Paragraph 8, "adequate assurance of future performance" by an assignee which is expressly permitted under such Code shall, to the extent permitted by law, be considered to be the deposit with Landlord of cash security in an amount equal to the annual Base Rent plus Rent Adjustment payable under this Lease as of the effective date of such assignment, which deposit shall be considered an additional security deposit by Tenant and held and applied by Landlord as provided in Paragraph 6.

     9.   INDEMNITY.
          ---------

     A.   Tenant's Indemnity. Tenant agrees to indemnify and hold harmless
          ------------------
Landlord, its officers, agents, and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorneys' fees), for injuries to all persons and damage to the Premises arising from and to the extent of Tenant's negligence in the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises to any other negligent act or omission of Tenant, its agents or employees. If any such proceeding is filed against Landlord or any such indemnified party, Tenant agrees to defend such proceeding at its sole cost by legal counsel reasonably satisfactory to Landlord, if requested by Landlord.

     B.   Landlord's Indemnity. Landlord agrees to indemnify and hold harmless,
          --------------------
Tenant, its officers, agents and employees, from and against any and all claims, demands, actions, liabilities, damages, costs and expenses (including reasonable attorneys' fees), for injuries to all persons and damages to the Premises arising from and to the extent of Landlord's negligence in the conduct of its business or from any activity, work or thing done, permitted or suffered by Landlord in or about the Premises or any other negligent act or omission of Landlord, its agents or employees. If any such proceeding is filed against Tenant or arty such indemnified party, Landlord agrees to defend such proceeding at its sole cost, by legal counsel reasonably satisfactory to Tenant, if requested by Tenant.

     C. To the extent not expressly prohibited by law, Landlord and Tenant each releases and waives any and all claims for, and rights to recover, damages against and from the other, and the other's respective agents, partners, shareholders, officers, directors and employees (collectively, the "Released Parties"), for loss, damage or destruction to any of its property (including the Premises, the Building and their coats), the elements of which are insured against or which would have been insured against had such party suffering such loss, damage or destruction maintained the property or physical damage insurance policies required under this Lease. In no event shall this clause be deemed, construed or asserted (i) to affect or limit any claims or rights against any Released Parties other than the right to recover damages for loss, damage or destruction to property, or (ii) to benefit any third party other than the Released Parties.

     10.  LANDLORD'S REMEDIES.
          -------------------

     A. Events of Default. Each of the following shall constitute an event of
        -----------------
default by Tenant under this Lease:

     1)   Tenant fails to pay any installment of rent when due following five
          (5) business days' notice specifying the default delivered or served upon Tenant by Landlord;

     2) Tenant fails to observe or perform any of the other covenants or provisions of this Lease to be observed or performed Tenant and fails to cure such default within fifteen (15) days after written notice to Tenant specifying the default provided, however, that if such default is not susceptible to being cured within such 15-day period but Tenant promptly commences such cure, said 15-day period shall be extended so long as Tenant is actively, diligently and continuously attempting to effectuate such cure (and furnishing Landlord with weekly written status reports on such efforts) but in no event shall said 15-day period be extended by more than 30 days;

     3) the interest of Tenant in this Lease is levied upon under execution or other legal process;

     4) a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Code, or any amendment, replacement or substitution for such Code; provided, however, if an involuntary petition is filed against Tenant, Tenant shall be permitted 90 days within which to challenge said petition;

     5)   a receiver is appointed for Tenant or Tenant's property; or

     6) Tenant abandons the Premises. Normal business shutdowns by Tenant shall not constitute abandonment.

     B.  Landlord's Remedies. Landlord may treat the occurrence of any one or
         -------------------
more of the foregoing events as a breach of this Lease, and thereupon at its option may, with or without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies (any of which may be pursued by Landlord in its own name or by and in the name of the beneficiaries of Landlord or the agent of such beneficiaries) in addition to all other rights and remedies provided at Jaw or in equity or elsewhere herein:

     1) Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the amount of the Rent herein provided to be paid for the remainder of the Term; provided, however, if such amount of damages is not enforceable in law or in equity, then Landlord shall be entitled to recover as damages a sum of money equal to (A) Rent for the period reasonably required to relet the Premises, plus (B) the value of the Rent provided to be paid by Tenant for the balance of the original Term, less the rental value of the Premises for said period ("Rental Value"), plus (C) the cost incurred by Landlord in connection with such termination, including, without limitation, brokers' commission, attorneys' fees and costs of decorations, repairs, changes, alterations and additions, and (D) any other sum of money and damages owed by Tenant to Landlord. Should the Rental Value exceed the value of the Rent provided to be paid by Tenant for the balance of the original Term of the Lease, Landlord shall have no obligation to pay to Tenant the excess or any part thereof

     2) Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this lease, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate or to make any reasonable repairs. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent reserved in this lease for the balance of its original Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of such decorations, repairs, changes, alterations and additions and the other expenses of such relating and of the collection of the rent accruing therefrom to equal or exceed the Rent provided for in this lease for the balance of its original Term, Tenant shall satisfy and pay such deficiency upon demand therefor from time to time. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this
           Section 10 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount theretofore reduced to judgment in favor of Landlord.

     C. If Landlord exercises either of the remedies provided for in subparagraphs (1) and (2) of the foregoing Section 10B, Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to the Landlord, and Landlord may then or at any time thereafter re-enter and take complete and peaceful possession of the Premises, with or without process of law, full and complete license so to do being hereby granted to the Landlord, and Landlord may remove all occupants and property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law.

     D. All property removed from the Premises by Landlord pursuant to any provisions of this lease or of law may be handled, removed or stored by the Landlord at the cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof provided that Landlord uses reasonable efforts in the care and preservation thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall, at Landlord's election, be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

     E.   Bankruptcy. In the event a petition is filed by or against Tenant
          ----------
seeking a plan of reorganization or arrangement under the Federal Bankruptcy Code, Landlord and Tenant agree, to the extent permitted by law, that the trustee in bankruptcy shall determine within sixty (60) days after commencement of the case, whether to assume or reject this Lease.

     F.   Costs and Expenses. Tenant shall pay upon demand, all costs and
          ------------------
expenses, paid or incurred by Landlord in connection with (1) any successful action or proceeding by Landlord to terminate this Lease or to terminate Tenant's right to possession of the Premises, (2) any other action or proceeding by Landlord against Tenant where Landlord is successful on the merits, (3) any default by Tenant under this Lease (including, without limitation, matters involving: payment of Base Rent and Rent Adjustment; alterations or other work in the Premises; and assignment or subletting) whether or not Landlord commences any action or proceeding against Tenant, (4) any action or proceeding by Tenant against Landlord in which Tenant fails to obtain a final judgment in its favor against Landlord, (5) any other appearance by Landlord, or any of its officers, agents or employees, as a witness or otherwise in any action or proceeding whatsoever involving or affecting Landlord, Tenant or this Lease provided that said action or proceeding was not initiated by Landlord, and (6) any assignment or sublease proposed or granted by Tenant (whether or not permitted under this Lease) except for any assignments or subletting to subsidiaries or affiliates of Tenant. Landlord shall pay Tenant upon demand, all costs and expenses, paid or incurred by Tenant in connection with any successful action or proceeding by Tenant to terminate this Lease, or any other action or proceeding by Tenant against Landlord under this Lease where Tenant is successful on the merits. Tenant's and Landlord's obligations under this Paragraph 10F shall expressly survive the expiration or earlier termination of this Lease.

     11.  SURRENDER OF PREMISES. Upon the expiration or termination of this
          ---------------------
Lease or termination of Tenant's right to possession of the Premises, Tenant shall surrender and vacate the Premises immediately and deliver possession of the Premises to Landlord in a clean, good and tenantable condition, ordinary wear excepted. Upon any termination which occurs other than by reason of Tenant's default, Tenant shall be entitled to remove from the Premises all moveable trade fixtures and personal property of Tenant without credit or compensation from Landlord, provided, Tenant shall immediately repair all damage to the Premises or the Building resulting from such removal and shall restore the Premises to a tenantable condition. In the event possession of the Premises is not immediately delivered to Landlord or if Tenant shall fail to remove any moveable trade fixtures or personal property which Tenant is entitled to remove, Landlord may remove same without any liability to Tenant. Notwithstanding any other provision of Paragraph 11, Tenant may, in the event of a default by Landlord, place a reasonable amount required to cover said default into an escrow account with Chicago Title Insurance (joint order escrow) and the parties agree to immediate arbitration under the Commercial Rules of Arbitration of the American Arbitration Association to determine the nature and extent of the default, if any, and the appropriate disposition of said escrowed funds. Should Tenant deposit said sums as aforesaid, Tenant shall not be deemed to be in default.

     12.  HOLDING OVER. Tenant shall pay Landlord 200% of the Base Rent plus the
          ------------
Rent Adjustment then applicable for each month or partial month during which Tenant retains possession of all or any part of the Premises after the expiration or termination of this Lease. Tenant shall indemnify, defend and hold harmless Landlord, its officers, agents and employees, from and against any and all claims, liabilities, actions, losses, damages and expenses asserted against or sustained by any such party and arising from or by reason of such retention or possession. The provisions of this paragraph shall not constitute a waiver by Landlord of any re-entry rights of Landlord available under this Lease or by law.

     13.  RULES AND REGULATIONS. Tenant shall abide by all rules and regulations
          ---------------------
adopted by Landlord from time to time for the operation and management of the Building. If any rules and regulations are contrary to the provisions of this Lease, the provisions of this Lease shall govern. Attached to this Lease as Exhibit D are the current rules and regulations for the Building. Landlord shall not be responsible for the violation of any rules or regulations of the Building by other tenants of the Building. Landlord shall make reasonable efforts to enforce such rules and regulations with respect to other tenants. Landlord reserves the right, at any time, to rescind any one or more of these rules and regulations, or to make such other and further rules and regulations as in Landlord's judgment may from time to time be necessary for the safety, care and cleanliness of the Premises and the Building and for the preservation of order therein.

     14.  DAMAGE OR DESTRUCTION BY CASUALTY. If the Premises or any part of the
          ---------------------------------
Building shall be damaged by fire or other casualty and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed to repair and restore the Premises with reasonable promptness, subject to reasonable delays fur insurance adjustments and delays caused by matters beyond Landlord's control. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord may elect to restore the Premises or Building, as the case may be, or terminate this Lease. Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Paragraph 14 to repair or restore any portion of the alterations, additions or improvements made by Tenant in the Premises or to expend for any repair or restoration amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration.

     In the event any such fire or casualty damage not caused by the act or neglect of Tenant, its agents or employees, renders the Premises untenantable and Tenant is not occupying the Premises, and if this lease shall not be terminated pursuant to the foregoing provisions of this Paragraph 14 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord completes its repair and restoration. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Premises not ready for occupancy from time to time bears to the entire Premises. In the event of termination of this lease pursuant to this Paragraph 14, Rent shall be apportioned on a per diem basis and be paid to the date of the fire or casualty.

     Not withstanding the foregoing, Landlord's period of time to repair or restore the Premises shall not exceed thirty (30) days from the date of casualty or other damage; provided, however, that if Landlord tenders to Tenant substitute premises substantially similar to the Premises on or before the end of the thirtieth day following casualty or other damage, Tenant shall have no right to terminate this Lease and may, at its election, either accept such substitute premises on the same terms as are applicable under this Lease or continue the above described abatement of rent until the Premises are repaired and restored.

     15A. TENANT'S INSURANCE. Tenant, at its expense, shall maintain in force at
          ------------------
all times during the Term, comprehensive general public liability insurance, which shall include coverage for personal liability, contractual liability, tenant's legal liability, bodily injury, death and property damage, all on an occurrence basis with respect to the business carried on in or from the Premises and Tenant's use and occupancy of the Premises. Said insurance policy or policies shall have the following minimum limits: $1,000,000 for bodily injury or death to any one person; $1,000,000 for bodily injury or death in the aggregate; $500,000 for property damage, which shall include coverage for any loss or damage alleged to have resulted from the loss of use of any property, real or personal; or such other amounts as Landlord may reasonably require upon not less than six (6) months' prior written notice, said insurance shall include Landlord as a named insured and shall protect Landlord in respect of claims by Tenant as if Landlord were separately insured. Any casualty insurance carried by Tenant and covering the Premises or Tenant's fixtures, property or equipment located in the Premises shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim to which the insurer might otherwise be entitled against Landlord, its officers, agents or employees. Tenant shall furnish to Landlord, if and whenever requested by Landlord, certificates or other evidences acceptable to Landlord as to the insurance from time to time maintained by Tenant and its renewal or continuation in force.

     15B. LANDLORD'S INSURANCE. Landlord shall maintain all risk insurance on
          --------------------
common areas in not less than the amount of $1,000,000. The costs and expenses of paying and defending against claims, suites, judgments or other proceedings for personal injuries or property damage concerning the common areas and exterior of the building and the Land shall not be considered "Expenses" for the purposes of this definition. Said insurance shall include Tenant as an additional insured and shall protect Tenant in respect of claims by Landlord as if Tenant were separately insured. Any casualty insurance carried by Landlord and covering the Premises or Landlord's fixtures, property or equipment located in the Premises shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim to which the insurer might otherwise be entitled against Tenant, its officers, agents or employees. Landlord shall furnish to Tenant, if and whenever requested by Tenant, certificates or other evidences acceptable to Tenant as to the insurance from time to time maintained by Landlord and its renewal or continuation in force.

     15.  ESTOPPEL CERTIFICATE. Tenant shall within ten (10) days after each
          --------------------
written request from Landlord, execute and deliver an estoppel letter with respect to this Lease in form and substance satisfactory to Landlord signed by an officer or partner of Tenant in truthfully ascertaining maters regarding this Lease. Tenant's failure to deliver such statement within said 10-day period shall be conclusive upon Tenant that this Lease is in full force and effect, without modification.

     16.  MORTGAGE BY LANDLORD. This Lease is expressly subject and subordinate
          --------------------
at all times to (1) any ground, underlying or operating lease of the Building or the Land now or hereafter existing and all amendments, renewals and modifications to any such lease, and (2) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Building, the Land and/or the leasehold estate under any such ground, underlying or operating lease, and to all advances made or to be made upon the security of such lien. Tenant agrees:

     A. if requested by any mortgagee, trustee or lessor, Tenant shall subordinate its interest in this Lease to any such mortgage, trust deed or lease and will execute such subordination agreement or agreements as may be reasonably required by any said mortgagee, trustee or lessor; and,

     B. in the event of any default by Landlord under this Lease which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (i) it has notified in writing the mortgagee, holder of such trust deed or lessor, as the case may be (if the name and address of such mortgagee, holder or lessor shall have previously been furnished by written notice to Tenant) of such default, and (ii) such mortgagee, holder or lessor, as the case may be, fails within a reasonable time (not to exceed 30 days) after receipt of such notice to cause such default to be cured; and,

     C. If any such mortgage or trust deed be foreclosed (or a deed given in lieu of foreclosure), or if any such lease be terminated, upon request of the mortgagee, holder or lessor, as the case may be, Tenant will attorn to the purchaser at foreclosure sale (or grantee of deed in lieu of foreclosure) or the lessor under the lease, as the case may be, and will execute such instruments as may be necessary or appropriate to evidence such attornment.

     If requested by Tenant and provided Tenant is not in default in the payment of Rent or in the performance of any of the terms or provisions of this Lease, Landlord agrees to use reasonable and customary efforts to provide Tenant with a Non-Disturbance Agreement executed by the mortgagee, holder of such trust deed or lessor, as the case may be. All of the provisions of Paragraph 17 as stated above are subject to the mortgagee furnishing a Non-Disturbance Agreement to Tenant

     17.  NOTICES. All notices and approvals to be given by one party to the
          -------
other party under this Lease shall be given in writing, mailed or delivered as follows:

     A. To Landlord at P.O. Box L, Libertyville, Illinois 60048, Attention:
                       ----------------------------------------------------
Thomas Rosenquist with a copy to Rob Elbrecht, Tri-State Realty, Inc., 34930 N.
-------------------------------------------------------------------------------
Highway 45, Suite C, Lake Villa, IL, 60046 or to such other person or persons or
------------------------------------------
at such other address or addresses designated by notice to Tenant.

     B. To Tenant as follows: Affiliated Research Centers, Inc. 1325 Tri-State
                              ------------------------------------------------
Parkway #300, Gurnee, IL 60031, Attn: David Adamoli or to such other person or
---------------------------------------------------
persons or at such other address or addresses designated by notice to Landlord.

Notices shall be delivered by hand or by United States certified mail, postage prepaid, return receipt requested. Notices shall be considered to have been given upon personal delivery to the addressee or upon posting in the United States mail as required herein.

     18.  MISCELLANEOUS.
          -------------

     A.   Binding Effect. This Lease shall be binding upon and inure to the
          ---------------
benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

     B.   Default Interest. All amounts owing to Landlord under this Lease for
          ----------------
which the date of payment is not expressly fixed, shall be paid within ten (10) business days after the date Landlord renders appropriate statements of account. Tenant shall pay Landlord interest on any delinquent Rent or other suns owing under this Lease at a rate equal to eighteen percent (18%) per annum from the date due until paid.

     C.   Eminent Domain. In the event that all of the Premises or the Building
          --------------
are taken by eminent domain (or by a deed in lieu of condemnation), this Lease-shall terminate on the day immediately preceding the date on which possession thereof is required by the condemning authority. If a substantial part of the Premises or the Building are taken by eminent domain (or by a deed given in lieu of condemnation) so that the Premises cannot be reasonably used by Tenant for the purposes for which they are leased, then either party may terminate this Lease by giving written notice of termination to "the other party within thirty
(30) days after such taking. In the event of any taking by eminent domain (or deed given in lieu of condemnation) the entire award shall be paid to and retained by Landlord excepting, however, that Tenant may receive from such award the value of any permanent leasehold improvements in the Premises paid for by Tenant and reasonable costs for the removal and relocation of any tenant trade fixtures and personal property.

     D.   Exhibits. All Exhibits attached to this Lease are made a part of this
          --------
Lease and incorporated by this reference into this Lease.

     E.   Entire Agreement. This Lease and the Exhibits and Rider (if any)
          ----------------
attached set forth all the covenants, premises, assurances, agreements, representations, conditions, warranties, statements and understandings (collectively, the "Representations") between Landlord and Tenant concerning the Premises and the Building, and there are no Representations, either oral or written, between them other than those in this Lease. This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, reservations of space, lease proposals, brochures, information conveyed, whether oral or in writing, between the parties or their respective representatives or any other person purporting to represent Landlord or Tenant. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing signed by both parties.

     F. The signing of this Lease by Tenant and delivery of this Lease to Landlord or its agent does not constitute a reservation of or option for the Premises or an agreement to enter into a Lease and this Lease shall become effective only if and when Landlord signs and delivers same to Tenant.

     G.   No Accord. No payment by Tenant or receipt by Landlord of a lesser
          ---------
amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be considered an accord and satisfaction or limit Landlord's ability to pursue any other remedies available to Landlord.

     H.   Brokers. The broker in this transaction is Tri-State Realty, Inc. as
          -------                                    --------- ------  ---
identified in Paragraph 1N of this Lease. Landlord represents that Landlord has dealt directly with and only with the Broker in connection with this Lease and that insofar as Landlord knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Landlord hereby indemnifies and holds Tenant, its beneficiaries, owners and owner's agents, harmless from any and all claims or any other broker or brokers in connection with this Lease. Landlord shall pay and be responsible for any and all commissions due to the Broker regarding the negotiation of this Lease.

     I.   Force Majeure. Landlord shall not be considered in default of any of
          -------------
the terms, covenants and conditions of this Lease on Landlord's part to be performed, if Landlord fails to timely perform any of the terms and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by Tenant (or Tenant's agents, employees or invitees) or any other cause beyond the control of Landlord.

     J.   No Waiver. The receipt by Landlord of any Rent with knowledge of the
          ---------
breach of any covenant of this Lease by Tenant shall not be deemed a waiver of such breach or any subsequent breach of this Lease by Tenant and no provision of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord.

     K.   Paragraphs. Paragraph captions in this Lease are inserted only as a
          ----------
matter of convenience and in no way define, limit, construe or describe the scope or intent of such Paragraphs.

     L.   Applicable Law. This Lease shall be construed in accordance with the
          --------------
laws of the State of Illinois.

     M.   Time. Time is of the essence of this Lease and the performance of all
          ----
obligations under this Lease.

     N.   Parties' Performance. If either party fails timely to perform any of
          --------------------
its duties under this Lease, the damaged party shall have the right (but not the obligation) after the expiration of any applicable notice and cure period, to itself perform such duty on behalf and at the expense of the defaulting party, without further notice to the defaulting party, and all sums incurred by the damaged party in performing such duty shall be considered additional rent under this Lease if the defaulting party is the Tenant and shall be due and payable upon demand by Landlord. If the Landlord is the defaulting party, all sums incurred by the Tenant in performing such duty shall become due and payable upon demand by Tenant.

     O.   Recording. Tenant shall not record this Lease or a memorandum of this
          ---------
Lease.

     P.   Severability. If any clause, phrase, provision or portion of this
          ------------
Lease or the application of same to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or application of any clause, phrase, provision or portion of this Lease to other persons or circumstances.

     Q.   Exculpatory Provisions. The liability of any Landlord under this Lease
          ----------------------
or any amendment to this Lease, or any instrument or document executed in connection with this Lease, shall be limited to and enforceable solely against the assets of such Landlord constituting an interest in the Land or Building (including, where the Landlord is a trustee of a land trust, the subject matter of the trust) and not other assets of such Landlord. Assets of a Landlord which is a partnership do not include the assets of the partners of such Landlord, and negative capital account of a partner in a partnership which is Landlord and an obligation of a partner to contribute capital to the partnership which is Landlord shall not be deemed to be assets of the partnership which is Landlord. No directors, officers, employees or shareholders of any corporation which is Landlord shall have any personal liability arising from or in connection with this lease. At any time during which Landlord is trustee of a land trust, all of the representations, warranties, covenants and conditions to be performed by it under this Lease or any documents or instruments executed in connection with this Lease are undertaken solely as trustee, as aforesaid, and not individually, and no personal liability shall be asserted or be enforceable against it or any of the beneficiaries under said trust agreement by reason of any of the representations, warranties, covenants or conditions contained in this Lease or any documents or instruments executed in connection with this Lease.

     R.   Title. Landlord hereby covenants and agrees that (1) tide to the
          -----
Building of which the Premises are a part is held by Grand National Bank not personally, but solely as Trustee under a Trust Agreement known as its Trust No. 3252 and (2) Landlord is the sole beneficiary of said Trust and has the right to execute this Lease on behalf of said Trust.

     S.   Right to Terminate. Provided that Tenant is not in default beyond the
          ------------------
applicable cure period under this Lease, Tenant has the right to terminate up to 50% of the square footage of the Leased Premises as described in this Lease Agreement (Paragraph 1(1)) effective as of the last day of the forty-eighth (48) month provided Tenant delivers written notice to Landlord nine (9) months prior to the end of the applicable termination notice date is date, which notice date is January 1, 2001 respectively, and Tenant presents a certified check made payable to Landlord (in an amount to be calculated based upon the square footage of the Leased Premises so terminated and mutually agreed upon prior to occupancy of the Leased Premises; said agreement shall be stated in a rider to be attached to and made a part of this Lease at that time) as consideration to terminate this Lease. Said "Termination Compensation" shall be calculated as follows:

Total of Additional Tenant Improvement Rent remaining due according to amortization schedule to be attached upon completion of tenant improvements, plus unearned commissions multiplied by the percentage of square footage so terminated up to 50% of the Leased Premises (formula attached as Exhibit F). By way of example, should the Additional Tenant Improvement Rent remaining due according to the amortization schedule total $431,694.87, this amount would then be added to the unearned commissions, which by way of this example = $51,145.32 and the percentage of termination, which by way of this example equals 50%. The total, $241,420.10 would in such case be the Termination Compensation.

This Lease shall remain effective under the same terms and conditions for the remaining square footage of the Leased Premises and all Base Rent, Additional Rent, Additional Tenant Improvement Rent and all other expenses shall be reduced according to the proportionate share remaining.

     EXECUTED this 29th day of April, 1997.


LANDLORD:                                     TENANT:

T.R.L.P., an Illinois Joint Venture, sole     Affiliated Research Centers, Inc.
beneficiary of Grand National Bank & Trust
Company Trust No. 3252



By:     /s/ T.R.L.P.                        By:     /s/ David R. Adamoli
   -------------------------------             -------------------------------
   Its: Managing Partner                       Its: President
       ---------------------------                 ---------------------------

                                LEASE EXHIBIT A

                                LEASE EXHIBIT B

                                WORK AGREEMENT


     1. TENANTS PLANS. On or before May 26, 1997, Tenant shall finish to Landlord, plans, drawings and specifications ("Tenants Plans", collectively) for permanent leasehold improvement work (the "Work") which Tenant desires Landlord to make to the Premises, in sufficient detail to enable Landlord's architects and engineers to prepare the "Working Drawings" (as defined in Paragraph 2), together with such additional information as is reasonably necessary to enable Landlord to prepare the Working Drawings, including a final telephone layout and special electrical connection requirements, if any. The Work and Tenant's Plans shall be subject to Landlord's approval, which will not be unreasonably withheld. Approval by Landlord of the Work and Tenants Plans shall not constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenants intended use of the Premises.

     2. WORKING DRAWINGS. Landlord shall prepare final working drawings and specifications for the Work (the "Working Drawings') based upon and consistent with Tenants Plans.

     3. PERFORMANCE OF THE WORK. Landlord, at its expense, shall perform that portion of the Work which is necessary to purchase and install in the Premises, the items described on the Working Drawings (the "Building Standards" ) up to the quantities shown on Exhibit C. In addition, Landlord, at Tenant's sole expense, shall be responsible for that portion of the Work which is necessary to purchase and install in the Premises (i) any Building Standard item in excess of the quantity specified for such item on Exhibit C, and (ii) any non-Building Standard item. In the event the work is altered, the costs shall be adjusted by the units shown. It is agreed and understood by and between the parties that Annual Base Rent as stated in Paragraph 1G of the Office Lease is based on an "as is" basis without Tenant Improvements. At such time Tenant so elects, Landlord agrees to install at Landlord's cost and expense the Building Standard Improvements according to mutually agreed upon final floor plant All parties will sign off on construction drawings prior to commencing construction and upon substantial completion of said improvements in accordance with the plans and specifications of Landlord and the issuance of a Certificate of Occupancy for the Leased Premises, Additional Tenant Improvement Rent shall be calculated and commence.

     4. PAYMENT. Prior to commencing the performance of the Work, Landlord will submit to Tenant a written statement of the cost of that portion of the Work to be paid for by Tenant as above described. Within 7 days after submission of such statement of cost, Tenant shall sign and deliver to Landlord, in the form then in use by Landlord, an authorization to proceed with that portion of the Work to be paid for Tenant and Tenant shall also then pay to Landlord the amount stated in Landlord's statement No Work shall be commenced until Tenant has fully complied with the requirements of this Paragraph 4.

     5. TENANT DELAYS. There shall be no extension of the date stated in Paragraph 1E of this Lease if the Work has not been substantially completed on said date by reason of any delay attributable to Tenant, including without limitation:

     A. the failure of Tenant to furnish Tenant's Plans or the other information required under Paragraph 1 on or before the date stated in Paragraph 1;

     B.   the failure of Tenant to comply with the requirements of Paragraph 4;

     C. Tenant's requirements for any special materials or finishes or installations of items other than the Building Standards;

     D. changes requested by Tenant in Tenants Plans or the Working Drawings either during the preparation of subsequent to the completion of same;

     E. the performance of any other work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

     F.   any other act or omission of Tenant.

     6. TENANTS ACCESS. Landlord grants to Tenant and Tenants agents a license to enter the Premises prior to the date that the Work is substantially completed so that Tenant may perform other work required by Tenant to make the Premises ready for Tenants initial use and occupancy. It shall be a condition precedent to the right to exercise such license that Tenant give to Landlord not less than five (5) days' prior written notice of its intention to enter the Premises and that such access will not interfere with the performance of the Work Such early access shall be subject to scheduling by Landlord. Tenants agents, contractors, workmen, mechanics and suppliers shall work in harmony and not interfere with Landlord and Landlord's agents in the performance of the Work, Landlord's work in other premises or the general operation of the Building. If at any time such entry shall cause or threaten to cause disharmony or interference, including labor disharmony, Landlord may withdraw such license upon notice to Tenant Any such entry into the Premises by Tenant shall be considered to be under all of the terms, covenants, conditions and provisions of this Lease, excluding only the covenant to pay Rent and specifically including the provisions of Paragraph S of this Lease. Landlord shall not be liable for any injury, loss or damage which may occur to any of Tenants work or installations made in the Premises or to property placed in the Premises prior to the Commencement Date and Tenant shall bear the risk of all such injury, loss or damage. Tenant shall pay for any damage to the Premises or to any portion of the Work caused Tenant or any of Tenants employees, agents, contractors, workmen or suppliers. In the event the performance of any work by Tenant its agents, employees or contractors results in Landlord incurring costs (including without limitation costs for the use or movement of labor material) in excess of the customary costs incurred by Landlord under normal operating and tenant "move-in" procedures established for the Building by Landlord, Tenant shall reimburse Landlord for such excess costs.

                                   EXHIBIT C



                                TO BE PROVIDED

                                 LEASE EXHIBIT D

                              RULES AND REGULATIONS


     1. Any sign, lettering, picture, notice, legend, direction, figure, logo or advertisement (collectively, a "Sign") installed, maintained or affixed within the Premises which is visible from the public corridors within the Building shall be installed in such manner and be of such color, size, character, style and materials as Landlord shall approve in writing. No Sign shall be placed in, on or about the land, the Building; any outside window or door or in a position to be visible from the outside the Building. Tenant agrees that upon the termination of this Lease by lapse of time or otherwise, Tenant; at its sole cost and expense, shall remove all Signs placed on or about the Premises by Tenant. Tenant, Affiliated Research Centers, Inc., shall be listed on the general directory sign located at the entrance of the building.

     2. Sidewalks, entrances, passages, courts, corridors, halls, elevators and stairways in and about the Building shall not be obstructed nor shall objects be placed against -- partitions, doors or windows which would be unsightly from the Building's corridors or from the exterior of the Building.

     3. No animals, pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises.

     4. Tenant shall not conduct or permit any of Tenant's employees to conduct any room to room canvasses, solicitation, peddling or selling; all of which are strictly prohibited.

     5. Tenant shall not waste electricity, water, heat or air conditioning systems. All controls shall be adjusted only by authorized Building personnel.

     6. Tenant shall not utilize the Premises in any matter which would overload the heating, ventilating or air conditioning systems of the Building.

     7. Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations shall be detectable beyond the Premises.

     8. Tenant shall not utilize any electronic, radiowave, microwave or other transmitting, receiving or amplification device which would disturb or interfere with any other tenant of the Building or the operation of the Building generally but computers and normal business communication equipment shall be allowed.

     9. Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves which adversely affect or interfere with the operation of any systems or equipment in the Building.

     10. Tenant shall keep all electrical and mechanical apparatus free of vibration, noise and air waves which may be transmitted beyond the Premises.

     11.    All corridor doors shall remain closed at all times.

     12. No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks.

     13. Tenant assumes full responsibility of protecting the Premises from theft, robbery and pilferage. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured.

     14. Only machinery or Mechanical devices of a nature directly related to Tenant's ordinary use of the Premises shall be installed, placed or used in the Premises and the installation and use of all such machinery and mechanical devices is subject to the other rules contained in this Lease.

     15. Except with the prior approval of Landlord, all cleaning repairing; janitorial, decorating; painting or other services and work in and about the Premises shall be done only authorized Building personnel or contractors approved in writing.

     16. Safes, furniture, equipment, machines and other large or bulky articles shall be brought to the Building and into and out of the Premises at such times and in such manner as Landlord shall direct and at Tenants sole risk and cost Prior to Tenant's removal of such articles from the Building; Tenant shall obtain written authorization of the office of the Building and shall present such authorization to a designated employee of Landlord.

     17.    Tenant shall not in any manner deface or damage the Building.

     18. Inflammables such as gasoline, kerosene, naphtha and benzene, or explosives, radioactive materials or any other articles of an intrinsically dangerous nature are not permitted in the Building or the Premises.

     19. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring of the Building and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electrical equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

     20. To the extent permitted by law, Tenant shall use its best efforts not to permit picketing or other union activity involving its employees in the Building; except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

     21. Tenant shall not enter into or upon the roof of the Building or any storage, heating, ventilating, air-conditioning, mechanical or elevator machinery housing areas.

     22. Tenant shall not distribute literature, flyers, handouts or pamphlets of any type in any of the common areas of the Building.

     23. Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises, other than necessary to accommodate Tenant's employees.

     24. Tenant shall not permit objectionable odors or vapors to emanate from the Premises.

     25. Tenant shall not place a load upon any floor of the Premises exceeding the floor load capacity for which such floor was designed or allowed by law to carry.

     26. Tenant shall not sell nor cause to be sold any items of services at retail in or from the Premises; nor shall Tenant carry on or permit any employee or person to carry on or permit any business of machine copying, stenography, typewriting or similar business in or from the Premises for the service or accommodation of occupants of any portion of the Building without the written consent of the Landlord.

     27. Tenant shall not conduct any auction nor permit any fire or bankruptcy sale to be held on the Premises.

     28. Tenant shall obey all parking control measures placed in effect through the use of signs, identifying decals or other instructions. Seminar parking or unusual overload parking is not permitted.

     29. All freight must be moved into, within and out of the Premises under the supervision of Landlord and according to such regulations as may be prescribed from time to time.

     30. All electric wiring on the Premises must be conducted as directed by Landlord. No boring or cutting for wires is permitted without Landlord's specific consent The location of telephones, electrical appliances, call boxes, intercoms, etc. shall be subject to the prior approval Landlord.

     31. Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing or electrical fixtures or heating apparatus so that any correction or repairs may be properly made.

     32. No reptiles, animals or birds shall be brought into or kept in the Premises.

     33. The Premises shall not be used for housing accommodations or lodging purposes.

     34. Tenant shall not install any radio or TV antennae or any structure in, on or about the Building without the prior written consent and approval of Landlord, such consent not to be unreasonably withheld.

     35. Tenant shall not utilize bulbs or lamps in any lighting fixtures visible to the outside that emit light of a nature which is intermittent; strobe, flashing or of abnormal hue.

     36. All window treatments or coverings shall be subject to the prior written approval of Landlord.

     37. Tenant is responsible for supplying any fire extinguisher(s) and/or first aid kits or other safety materials required by law to be kept and maintained within the Premises.

     38. If Tenant desires signal communication, alarm or other utility or service connections installed or changed in the Premises, the same shall be made at the sole cost and expense of Tenant, but only upon the prior written consent and under the direction of Landlord.

     39. Tenant shall not use or permit the Premises to be used for the manufacture, sale, distribution by gift or otherwise of any spiritus, fermented or intoxicating liquors.

     40. Tenant shall not permit any accumulation of trash, debris or garbage in or about the Premises and shall properly dispose of all trash, debris and garbage in waste receptacles provided for such purpose. Tenant shall not place construction debris in any such waste receptacles and shall make arrangements acceptable to Landlord for the removal thereof.

     41.   Building is a no smoking facility. There shall be no smoking of
                         -- -------
cigars or cigarettes in or about the premises. This includes leased space, common areas, Building grounds, and the parking areas.

                                LEASE EXHIBIT E

                         UNEARNED COMMISSIONS FORMULA

Commission Paid by Landlord
---------- ---- -- --------

Yr 1 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 2 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 3 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 4 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 5 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 6 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 7 annual net Base Rents and Additional Tenant Improvement Rents = Total Annual Net Rents

Total Annual Net Rents 7 = Average Annual Net Rents

Average Annual Net Rents  x  8%  =  x

Total Annual Net Rents - Average Annual Net Rents = Remaining Net Rents Remaining Net Rents x 3% = y

x + y = commissions paid by Landlord
- - - - ----------- ---- -- --------

Commissions Earned (assuming Tenant exercises its right to terminate after the
----------- ------ --------- ------ --------- --- ----- -- --------- ----- ---
forty-eight month)
----------- -----

Yr 1 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 2 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 3 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 4 annual net Base Rents and Additional Tenant Improvement Rents = Total Annual Net Rents

Total Annual Net Rents 4 = Average Annual Net Rents

Average Annual Net Rents x 8% = a

Total Annual Net Rents - Average Annual Net Rents = Remaining Net Rents

Remaining Net Rents x 3% = b

a + b = commissions earned
- - - - ----------- ------

Commissions paid by Landlord - Commissions earned = unearned commissions

                                    T.R.L.F.

                        --------------------------------

                                  P.O. Box L
                            Libertyville, IL 60048
                                (847) 362-2590
September 3, 1998

Mr. Kevin Werner
Affiliated Research Centers, Inc.
1325 Tri-State Parkway #300
Gurnee, IL 60031

         RE:  Lease Termination Compensation Formula

Dear Kevin:

                  Pursuant to Paragraph 19(S) of the Lease Agreement executed as of April 10, 1997, this letter will serve to formalize the terms of EXHIBIT F as to lease termination compensation. I have prepared and attached as Exhibit A, the calculations and formula to be used in the event Affiliated Research Centers, Inc. wishes to exercise its option to terminate pursuant to said Lease Agreement Please acknowledge your receipt and acceptance by signing a copy of this letter. Thank you.

                                        Very truly yours,

                                        T.R.L.P., an Illinois Joint Venture

                                        By:  /s/ Mark Reich
                                           -------------------------------------
                                                  Mark Reich, Managing Partner

/snw

ACKNOWLEDGE AND AGREE THIS 3/rd/ DAY OF SEPTEMBER, 1998


AFFILIATED RESEARCH CENTERS, INC.


By: ________________________________

Encl. - Exhibit A - formula and amortization schedule

                    LEASE TERMINATION COMPENSATION FORMULA


l0/1/97-12/3198 Base Rent & Additional Tenant Improvement Rent  =  $  668,985.30 +
1/1/99-12/31/99 Base Rent & Additional Tenant Improvement Rent  =  $  553,951.68 +
1/1/00-12/31/00 Base Rent & Additional Tenant Improvement Rent  =  $  573,421.56 +
1/1/01-12/31/01 Base Rent & Additional Tenant Improvement Rent  =  $  593,608.80 +
1/1/02-12/31/02 Base Rent & Additional Tenant Improvement Rent  =  $  614,524.44 +
1/1/03-12/31/03 Base Rent & Additional Tenant Improvement Rent  =  $  636,180.00 +
1/1/04-09/30/04 Base Rent & Additional Tenant Improvement Rent  =  $  493,340.79 =
                                                                   ----------------
Total Annual Net Rents                                          =  $4,134,612.57

Total Annual Net Rents/7 = Average Annual Net Rents or $590,658.94
Average Annual Net Rents x 8% = x or $47,252.72
Total Annual Net Rents - Average Annual Net Rents = Remaining Net Rents or $3,543,953.63
Remaining Net Rents x 3% = y or $106,318.61

x + y = commissions paid by Landlord or $153,571.33
- - - - ----------- ---- -- -------- -- -----------

Commissions Earned (assuming Tenant exercises its right to terminate after the
----------- ------ --------- ------ --------- --- ----- -- --------- ----- ---
forty-eight month)
----------- -----

10/1/97-12/31/98 Base Rent &Additional Tenant Improvement Rent = $   668,985.30+
1/1/99-12/31/99 Base Rent & Additional Tenant Improvement Rent = $   553,951.68+
1/1/00-12/31/00 Base Rent & Additional Tenant Improvement Rent = $   573,421.56+
1/1/01-09/30/01 Base Rent & Additional Tenant Improvement Rent = $   445,206.60=
Total Annual Net Rents                                           $ 2,241,565.14
Total Annual Net Rents /4 Average Annual Net Rents or $560,391.29 9
Average Annual Net Rents x 8 % = a or $44,831.30
Total Annual Net Rents - Average Annual Net Rents = Remaining Net Rents or $1,681,173.85
Remaining Net Rents x 3% = b or $50,435.22
a + b = commissions earned or $95,266.52
- - - - ----------- ------ -- ----------

Commissions paid by Landlord - Commissions earned = unearned commissions or     $ 58,304.81
Plus Additional Tenant Improvement Costs unpaid as of 09/30/01                  $654,845.95
TOTAL AMOUNT TO BE USED FOR TERMINATION CALCULATION:                            $713,150.76

$713,150.76 x PERCENTAGE OF SQUARE FOOTAGE (up to 50% of Building or 19,906.5 square feet) OF THE LEASED PREMISES TO BE TERMINATED = TOTAL OF TERMINATION COMPENSATION

                     Loan Schedule for Account "ARC #300"

Pmt              Date              Principal     Interest                Balance
--------------------------------------------------------------------------------
              10/1/97           Rate - 9.50%      New Pmt              20,976.64
              10/1/97           Opening Bal.                        1,283,447.50

Projected Payments

1             10/1/97              10,816.01    10,160.63           1,272,631.49
2             11/1/97              10,901.64    10,075.00           1,261,729.85
3             12/1/97              10,987.96     9,988.69           1,250,741.90
4              1/1/98              11,074.93     9,901.71           1,239,666.97
5              2/1/98              11,162.61     9,814.03           1,228,504.36
6              3/1/98              11,250.98     9,725.66           1,217,253.38
7              4/1/98              11,340.05     9,636.59           1,205,913.33
8              5/1/98              11,429.83     9,546.81           1,194,483.50
9              6/1/98              11,520.31     9,456.33           1,182,963.19
10             7/1/98              11,611.51     9,365.13           1,171,351.68
11             8/1/98              11,703.44     9,273.20           1,159,648.24
12             9/1/98              11,796.09     9,180.55           1,147,852.15
13            10/1/98              11,889.48     9,087.16           1,135,962.67
14            11/1/98              11,983.60     8,993.04           1,123,979.07
15            12/1/98              12,078.47     8,898.17           1,111,900.60
16             1/1/99              12,174.09     8,802.55           1,099,726.51
17             2/1/99              12,270.47     8,706.17           1,087,456.04
18             3/1/99              12,367.61     8,609.03           1,075,088.43
19             4/1/99              12,465.52     8,511.12           1,062,622.91
20             5/1/99              12,564.21     8,412.43           1,050,058.70
21             6/1/99              12,663.68     8,312.96           1,037,395.02
22             7/1/99              12,763.93     8,212.71           1,024,631.09
23             8/1/99              12,864.98     8,111.66           1,011,766.11
24             9/1/99              12,966.82     8,009.82             998,799.29
25            10/1/99              13,069.48     7,907.16             985,729.81
26            11/1/99              13,172.95     7,803.69             972,556.86
27            12/1/99              13,277.23     7,699.41             959,279.63
28             1/1/00              13,382.34     7,594.30             945,897.29
29             2/1/00              13,488.29     7,488.35             932,409.00
30             3/1/00              13,595.07     7,381.57             918,813.93
31             4/1/00              13,702.70     7,273.94             905,111.23
32             5/1/00              13,811.18     7,165.46             891,300.05
33             6/1/00              13,920.51     7,056.13             877,379.54
34             7/1/00              14,030.72     6,945.92             863,348.82
35             8/1/00              14,141.80     6,834.84             849,207.02
36             9/1/00              14,253.75     6,722.89             834,953.27
37            10/1/00              14,366.59     6,610.05             820,586.68
38            11/1/00              14,480.33     6,496.31             806,106.35
39            12/1/00              14,594.98     6,381.68             791,511.39
40             1/1/01              14,710.51     6,266.13             776,800.88
41             2/1/01              14,826.97     6,149.67             761,973.91
42             3/1/01              14,944.35     6,032.29             747,029.56
43             4/1/01              15,062.66     5,913.98             731,966.90
44             5/1/01              15,181.90     5,794.74             716,785.00
45             6/1/01              15,302.09     5,674.55             701,482.91
46             7/1/01              15,423.23     5,553.41             686,059.68
47             8/1/01              15,545.33     5,431.31             670,514.35
48             9/1/01              15,668.40     5,308.24             654,845.95

                     Loan Schedule for Account "ARC #300"

Pmt              Date              Principal     Interest                Balance
--------------------------------------------------------------------------------
49            10/1/01              15,792.44     5,184.20             639,053.51
50            11/1/01              15,917.47     5,059.17             623,136.04
51            12/1/01              16,043.48     4,933.16             607,092.56
52             1/1/02              16,170.49     4,806.15             590,922.07
53             211/02              16,298.51     4,678.13             574,623.56
54             3/1/02              16,427.54     4,549.10             558,196.02
55             4/1/02              16,557.59     4,419.05             541,638.43
56             5/1/02              16,688.67     4,287.97             524,949.76
57             6/1/02              16,820.79     4,155.85             508,128.97
58             7/1/02              16,953.95     4,022.69             491,175.02
59             8/1/02              17,088.17     3,888.47             474,086.85
60             9/1/02              17,223.45     3,753.19             456,863.40
61            10/1/02              17,359.80     3,616.84             439,503.60
62            11/1/02              17,497.24     3,479.40             422,006.36
63            12/1/02              17,635.76     3,340.88             404,370.60
64             1/1/03              17,775.37     3,201.27             386,595.23
65             2/1/03              17,916.09     3,060.55             368,679.14
66             3/1/03              18,057.93     2,918.71             350,621.21
67             4/1/03              18,200.89     2,775.75             332,420.32
68             5/1/03              18,344.98     2,631.66             314,075.34
69             6/1/03              18,490.21     2,486.43             295,585.13
70             7/1/03              18,636.59     2,340.05             276,948.54
71             8/1/03              18,784.13     2,192.51             258,164.41
72             9/1/03              18,932.84     2,043.80             239,231.57
73            10/1/03              19,082.72     1,893.92             220,148.85
74            11/1/03              19,233.79     1,742.85             200,915.06
75            12/1/03              19,386.06     1,590.58             181,529.00
76             1/1/04              19,539.54     1,437.10             161,989.46
77             2/1/04              19,694.22     1,282.42             142,295.24
78             3/1/04              19,850.14     1,126.50             122,445.10
79             4/1/04              20,007.28       969.36             102,437.82
80             5/1/04              20,165.67       810.97              82,272.15
81             6/1/04              20,325.32       951.32              61,946.83
82             7/1/04              20,486.23       490.41              41,460.60
83             8/1/04              20,648.41       328.23              20,812.19
84             9/1/04              20,812.19       164.76                   0.00

Opening Date:                     10/1/97
Loan Amount:                      1,283,447.50
Payment Amount:                   20,976.64
Current Interest Rate:            9.50%
Original Length:                  7 Years
Payment Frequency:                Monthly
Compounding Period:               Monthly

Payee:                            trlp
Current Balance:                  1,283,447.50
Remaining Pmts:                   84
Final Pmt Date:                   9/1/04

                                LEASE EXHIBIT E

                         UNEARNED COMMISSIONS FORMULA

Commissions Paid by Landlord
----------- ---- -- --------

Yr 1 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 2 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 3 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 4 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 5 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 6 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 7 annual net Base Rents and Additional Tenant Improvement Rents = Total Annual Net Rents

Total Annual Net Rents 7 Average Annual Net Rents

Average Annual Net Rents x 8%= x

Total Annual Net Rents - Average Annual Net Rents = Remaining Net Rents Remaining Net Rents x 3% = y

x + y = commissions paid by Landlord
- - - - ----------- ---- -- --------

Commissions Earned (assuming Tenant exercises its right to terminate after the
----------- ------ --------- ------ --------- --- ----- -- --------- ----- ---
forty-eight month)
----------- -----

Yr 1 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 2 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 3 annual net Base Rents and Additional Tenant Improvement Rents +
Yr 4 annual net Base Rents and Additional Tenant Improvement Rents = Total Annual Net Rents

Total Annual Net Rents 4 Average Annual Net Rents

Average Annual Net Rents x 8% = a

Total Annual Net Rents - Average Annual Net Rents = Remaining Net Rents

Remaining Net Rents x 3% = b

a + b = commissions earned
- - - - ----------- ------

Commissions paid by Landlord - Commissions earned = unearned commissions